Exhibit 3.61
ARTICLES OF INCORPORATION
OF
POTOMAC GERMAN AUTO, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND MAY 10, 1989 AT 10:59 O’CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

ORGANIZATION AND CAPITALIZATION PAID	RECORDING FEE PAID	SPECIAL FEE PAID

$20	$20	$

	B2793198

TO THE CLERK OF THE COURT OF MONTGOMERY COUNTY
IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL ENDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.
RETURN TO:
JAMES E. BYRNE
10624 CAMBRIDGE COURT
GAITHERSBURG    MD 20879

ARTICLES OF INCORPORATION
OF
POTOMAC GERMAN AUTO, INC.
Article I
Name
The name of this corporation shall be Potomac German Auto, Inc. (hereafter referred to as “corporation”).
Article II
Duration
The term of existence of this corporation shall be perpetual.
Article III
Purpose
This corporation is organized for the purpose of transacting any and all lawful business.
Article IV
Capital Stock
There shall only be one class of stock. This corporation is authorized to issue 100,000 shares at $1.00 par value common stock, which shall be designated “common shares.” The consideration to be paid for each share shall be fixed by the Board of Directors.
The aggregate par value of all the shares of stock of this corporation is $100,000.
All voting powers of this corporation shall be vested in the common stock above-designated.
Article V
Preemptive Rights
No shareholder, upon the sale, by the corporation, for cash of any new stock of this corporation shall have the right to purchase his prorata share thereof and there shall be no preemptive rights.

Article VI
Stock and Stockholders
The corporation is authorized to issue only one class of stock, and all issued stock shall be held of record by not more than 35 persons, counting husband and wife as one shareholder for this purpose. Stock shall be issued and transferable only to natural persons who are not nonresident aliens.
Article VII
Current Stockholders
The undersigned, being all of the stockholders of the corporation hereby consent to the election made by the corporation under section 1372(a) of the Internal Revenue Code to be treated as a small business corporation and to have its income taxed directly to its shareholders, whether distributed to them or not.
The names and addressed of the undersigned, and the number of shares held by each are as follows:
Name & Address                 No. of Shares
Michael A. Difato                        265
10500 Seneca Ridge Drive
Gaithersburg, MD 20879
Article VIII
Principal Office and Initial Registered Agent
The street address of the principal office of this corporation is 13 Firstfield Road, Gaithersburg, MD 20878, and the name of the initial registered agent of this corporation is Michael A. Difato, a citizen of Maryland, whose address is 13 Firstfield Road, Gaithersburg, MD 20878.
Article IX
Initial Board of Directors and Officers
The number of the directors of the corporation shall be three, which number may be increased or decreased pursuant to the By-Laws of the corporation, but shall never be less than three, provided that:
1)    if there is no stock outstanding, the number of directors may be less than three, but not less than one; and
2)    if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three, but not less than the number of stockholders.
The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are: Hall Miller, whose address is 19118 Capehart Drive, Gaithersburg, MD 20879; Robert Roche, whose address is 19425 Battleridge Way, Gaithersburg, MD 20879, and Michael A. Difato, whose address is 10500 Seneca Ridge Drive, Gaithersburg, MD 20879.

Article X
Incorporator
The name and address of each incorporator each of whom is 18 years or older, forming a corporation under the general laws of Maryland is:

Name	Address
Michael A. Difato	10500 Seneca Ridge Dr. Gaithersburg, MD 20879
James E. Byrne	10524 Cambridge Court Gaithersburg, MD 20879
Article XI
Indemnification
The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.
IN WITNESS WHEREOF, the undersigned Incorporators have executed these Articles of Incorporation this 1st day of May        , 1989.

/s/ Michael A Difato
Incorporator

/s/ James E. Byrne
Incorporator
STATE OF MARYLAND
COUNTY OF MONTGOMERY
Before me, a Notary Public authorized to take acknowledgements in this State and County set forth above, personally appeared Michael A. Difato and James E. Byrne known to me and known by me to be the persons who executed the foregoing Articles of Incorporation, and they acknowledged before me that they executed those Articles of Incorporation.
IN WITNESS WHEREOF, I have here unto set my hand and affixed my official seal, in the State and County aforesaid, this 1st day of May        ,1989.

/s/ Robert E. Stubbs
NOTARY PUBLIC State of Maryland at Large

My Commission Expires:	July 1, 1990

POTOMAC GERMAN AUTO RECYCLERS, INC.
Mercedes-Benz Salvage Products Division
4305 Lime Kiln Road
Frederick, Maryland 21701
(301) 874-5420
D.C. metro area (301) 428-8239
May 9, 1989
State of Maryland
State Department of Assessments and Taxation
301 W. Preston Street
Baltimore, MD 21201
Attention: Joyce M. Thompson, Legal Officer
Letter of Consent
I hereby certify that the Directors of Potomac German Auto Recyclers, Inc., a Maryland stock corporation, do consent and have no objection to the use of the name Potomac German Auto, Inc. by a corporation of that name of whom the shareholder listed in its Article 5 of Incorporation is Michael A. Difato.

Potomac German Auto Recycling, Inc.
By:	/s/ William Hall Miller
William Hall Miller, President

attest:	/s/ William Hall Miller
William Hall Miller, Secretary